[PPL CORPORATION LETTERHEAD APPEARS HERE]

                                                                  Exhibit 5(a)








                                                 November 10, 2003



PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

          I am Senior Counsel of PPL Services Corporation, a subsidiary of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and, as such, am familiar with the affairs of the Company.

          With respect to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the registration by the Company of 1,000,000 shares of its Common Stock (the "Shares"), par value $0.01 per share, to be acquired from time to time by participants (each, a "Participant") under the PPL Employee Stock Ownership Plan (the "Plan") pursuant to the reinvestment of dividends on shares of Common Stock held in the Plan, I wish to advise you as follows:

          I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

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PPL Corporation                    -2-                     November 10, 2002



          I am further of the opinion that any newly-issued Shares will be legally issued, fully paid and nonassessable when they have been issued in accordance with the dividend reinvestment provisions of the Plan.

          I hereby consent to the use of this opinion as an exhibit to said Registration Statement. I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett LLP, filed as Exhibit 5(b) to said Registration Statement.

                                         Very truly yours,



                                         /s/ Thomas D. Salus